QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 4, 2001
FINET.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	000-18108	94-3115180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2527 CAMINO RAMON, SUITE 200, SAN RAMON, CALIFORNIA	94583
(Address of Principal Executive Offices)	(Zip Code)
(925) 242-6550 (Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On August 30, 2001, FiNet.com, Inc. (the "Company") entered into a Preferred Stock Purchase Agreement with Epexegy Corporation, a California corporation dba CriticalPoint Software ("Epexegy"). Pursuant to the agreement, the Company purchased an aggregate of 4,106,297 shares of Epexegy Series D Preferred Stock ("Preferred Stock") and warrants to purchase up to an additional aggregate of 4,516,928 shares of Preferred Stock. The purchase price of the Preferred Stock and warrants was $2,500,000. In connection with this transaction, a $500,000 promissory note converted to 834,723 shares of Preferred Stock. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the completion of the stock purchase.

ITEM 7. EXHIBITS.

Exhibit 99.1    Press Release dated October 4, 2001 entitled "FiNet Announces Strategic Investment in CriticalPoint Software."

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

Dated: October 4, 2001	FINET.COM, INC.

By:
L. Daniel Rawitch, Interim Chief Executive Officer

QuickLinks

  ITEM 5. OTHER EVENTS.
  ITEM 7. EXHIBITS.